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                                                                     EXHIBIT 5.1

                                October 12, 2001

SunTrust Banks, Inc.
303 Peachtree Street N.E.
Atlanta, Georgia 30308

Ladies and Gentlemen:

         We have acted as counsel to SunTrust Banks, Inc., a Georgia corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-3 filed today with the Securities and Exchange Commission (the "462(b) Registration Statement") pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), which relates to the Registration Statement on Form S-3 (File Nos. 333-46123; 46123-01 and 46123-02) (together with the 462(b) Registration Statement, the "Registration Statement"), by the Company and SunTrust Capital IV, a Delaware statutory business trust (the "Trust" and together with the Company, the "Registrants"), of (i) preferred securities representing beneficial ownership interests in the assets of the Trust (the "Preferred Securities"), (ii) subordinated debt securities consisting of debentures, notes or other evidences of indebtedness to be issued by the Company (the "Subordinated Debt Securities") and (iii) the unconditional and irrevocable guarantee of the obligations of the Trust under the Preferred Securities to be issued by the Trust (the "Guarantees").

         In our capacity as such counsel, we have reviewed (i) the Registration Statement, (ii) the Indenture dated February 11, 1998 (the "Indenture") between the Company and Bank One, N.A., formerly known as The First National Bank of Chicago, as trustee (the "Trustee"), filed as an exhibit to the Registration Statement, (iii) the form of Second Supplemental Indenture (the "Supplemental Indenture") to be entered into by the Company and the Trustee, which is incorporated by reference as an exhibit to the Registration Statement, (iv) the form of Subordinated Debt Security to be issued by the Company, which is incorporated by reference as an exhibit to the Registration Statement, and
(v) the form of Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into by the Company and the Trustee, as Guarantee Trustee, relating to the Guarantee, which is filed as an exhibit to the Registration Statement.

         We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have


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SunTrust Banks, Inc.
October 12, 2001
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assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates of public officials, and we have assumed the same to have been properly given and to be accurate.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture, the Supplemental Indenture and the Guarantee Agreement have been duly authorized by all requisite action by each party thereto, and that such documents, when executed and delivered by the parties thereto, will have been duly executed and delivered by the parties thereto, and will be valid and binding agreements of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with their respective terms. In addition, we have assumed that the Supplemental Indenture, the Subordinated Debt Securities and the Guarantee Agreement will be in substantially the forms reviewed by us.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Subordinated Debt Securities to be issued under the Indenture, when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and the Supplemental Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  2. The Guarantees to be issued pursuant to the Guarantee Agreement, when the Guarantee Agreement has been duly executed and delivered by the Company and the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.


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SunTrust Banks, Inc.
October 12, 2001
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         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in any law or regulation that may hereafter occur.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                         Very truly yours,



                                         King & Spalding